SANZ Posts Increased Revenue and EBITDA for March Quarter 2004

CASTLE ROCK, Colo., May 11, 2004 (BUSINESS WIRE) — SANZ (OTCBB:SANZ), a nationwide provider of data storage and data management solutions and services, announced today its operating results for the first quarter of 2004.

For the three months ended March 31, 2004, SANZ reported revenue of $16.8 million, gross profit of $4.1 million, with gross margin of 24 percent, and EBITDA of $124,000. The net loss for the quarter was $484,000, or ($.01) per share. Revenue and gross profit were up 12 percent and 13 percent, respectively, over the December quarter, and EBITDA improved by $110,000.

The reported figures for the March 2003 quarter do not reflect the combined operations of SANZ and Solunet Storage Inc., which SANZ acquired in April of 2003. Therefore, while those reported figures for the prior-year period are included in the attached tables, the company believes that a more meaningful comparison is to a pro forma combination of the companies for the quarter ended March 31, 2003, reflected in the summary table below.

Current period v. Pro forma combined for prior year period

	Period Ended 3/31/2004 (unaudited)	Period Ended 3/31/2003 (unaudited)	Change
Revenue	$16,839	$ 14,678	14%
Gross Profit	4,122	2,604	58%
Gross Margin	24%	18%	38%
EBITDA	124	(2,208)	2,332

SANZ Chief Executive Officer John Jenkins said: “We are extremely pleased to continue our trend of positive EBITDA for the third consecutive quarter. Our gross margin percentage remained strong, aided by increased professional service content of our revenue mix. Our consulting services group was heavily engaged during the quarter, conducting a number of multi-site, enterprise-wide assessments. Our solution engineering services and technical support center operations also contributed strong performances, as did a number of our regional storage solution operations.”

Jenkins added: “The pro forma table comparison above speaks strongly to the significant progress made by this organization since the SANZ-Solunet Storage combination of April 2003. In difficult market conditions, we recorded real revenue growth and forged dramatic improvement in gross profit and gross margin.”

Jenkins continued: “Our total pipeline looks to be stronger than it has been at any time over the past two years. We are seeing expanded opportunities in most sectors and regions of our business. One especially bright note is our newly launched Compliance Services offering, which is generating significant interest from clients and support from our business partners. That said, while we see signs of improving general market conditions for our storage solutions business, we also remain focused on cost control to ensure that we hold the gains we made last year.

“Our Geospatial Solutions business continues to gain very encouraging momentum. Our efforts to build high quality, brand awareness through careful attention to performance at early client installations are paying off. We have turned that very important corner in any new product rollout where we are now receiving unsolicited inquiries for product pricing. Importantly, in addition to the expected expansion in the government civilian, defense and intelligence markets, we are now seeing interest from commercial sectors including utilities and oil and gas. We continue to receive market affirmation that our product offering is very well positioned to ride the wave of accelerating growth in use of geospatial information.” (A reconciliation of EBITDA to net loss is included in the attachment and a discussion of the company’s use of EBITDA may be found in our 2003 Annual Report on Form 10-KSB.)

SAN Holdings Inc.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	March 31, 2004	Dec. 31, 2003
Assets
Current assets	$23,255	$24,196
Property & equipment, net	1,006	1,014
Goodwill	32,008	32,008
Intangible assets, net	2,666	2,820
Other assets	392	431
Total assets	$59,327	$60,469
Liabilities and Stockholders’ Equity (Deficit)
Bank debt	$19,787	$16,453
Other current liabilities	15,976	19,968
Total current liabilities	35,763	36,421
Total Stockholders’ Equity (Deficit)	23,564	24,048
Total Liabilities & Stockholders’ Equity	$59,327	$60,469

SAN Holdings Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except for share and per share data)

	For the three months ended March 31, 2004	For the three months ended March 31, 2003
Revenue	$ 16,839	$ 7,146
Cost of sales	12,717	5,592
Gross profit	4,122	1,554
Selling, general and administrative
expenses	3,998	2,748
Depreciation and amortization	311	65
Loss from operations	(187)	(1,259)
Interest expense	(289)	(166)
Other income (expense)	(8)	(15)
Net Loss	(484)	(1,440)
Basic and diluted net loss per share	$ (0.01)	$ (0.07)
Weighted average common shares used
in the calculation of basic and
diluted net loss per share	58,407,625	20,000,000

SAN Holdings Inc.
Reconciliation of EBITDA to Net Income (Loss)
(dollars in thousands)
(unaudited)

	For the three months ended March 31, 2004	For the three months ended March 31, 2003
Net Loss	$(484)	$(1,440)
Interest Expense, net	289	166
Other Income (expense)	8	15
Depreciation and Amortization	311	65
EBITDA	$ 124	$(1,194)

About SANZ

SANZ is a nationwide storage consulting and system integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique StorTrust(TM) process, SANZ is able to deliver solutions that enable data driven corporations and government agencies to maximize the value of their IT investments and secure their business-critical environments. SANZ's EarthWhere(TM) software product is a spatial data provisioning system that stores, manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings.

For additional information, contact Marie Gordon, SANZ director of marketing, 610-350-0303 or mgordon@sanz.com. Learn more about the company at www.sanz.com.

For media relations, contact Heidi Juell of Origin Communications, 719-785-9900 or heidi.juell@origincom.com.

For investor relations information, contact Ronald Both of Liolios Group Inc., 949-574-3860 or ron@liolios.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to numerous risks and uncertainties. The company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Any such forward-looking statements, which speak only as of the date made, represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to known and unknown risks, uncertainties and important factors beyond the control of the company that could cause actual results, performance, achievements or and events to differ materially from historical results of operations and events and those presently anticipated or projected. Factors that may cause such differences include, but are not limited to: the rate of growth in the market for data storage products generally and for the types of products we sell in particular; the continued and future acceptance of the products we sell; the presence of competitors with greater technical, marketing and financial resources; our ability to promptly and effectively respond to technological change to meet evolving customer needs; our ability to successfully expand our operations; changes in prevailing interest rates; and our success at integrating with our own operations the operations and management of any business we acquire. Additional factors are discussed in the company's Form 10-KSB for the year ended Dec. 31, 2003 and its other reports filed with the Securities and Exchange Commission, to which reference should be made.

SOURCE: SANZ Inc.

CONTACT:

SANZ Inc., Castle Rock
Marie Gordon, 610-350-0303
mgordon@sanz.com
www.sanz.com
or
Origin Communications
Heidi Juell, 719-785-9900
heidi.juell@origincom.com
or
Liolios Group Inc.
Ronald Both (Investors), 949-574-3860
ron@liolios.com